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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
OCCAM NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OCCAM NETWORKS, INC.
6868 Cortona Drive
Santa Barbara, California 93117

April 29, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Occam Networks, Inc. (the 2008 Annual Meeting), to be held on Wednesday, June 18, 2008 at 10:00 a.m. local time, at the Wynn Las Vegas Hotel, 3131 Las Vegas Boulevard South, Las Vegas, NV 89109. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

        Please use this opportunity to take part in our affairs by voting on the business to come before the 2008 Annual Meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See "How do I vote? (Voting Procedures)" in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

        Thank you for your ongoing support of Occam Networks, Inc. We look forward to seeing you at our 2008 Annual Meeting.

Sincerely,

ROBERT L. HOWARD-ANDERSON President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE ENCLOSED INSTRUCTIONS.

i

6868 CORTONA DRIVE
SANTA BARBARA, CALIFORNIA 93117

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. local time on Wednesday, June 18, 2008.
PLACE	The Wynn Las Vegas Hotel, 3131 Las Vegas Boulevard South, Las Vegas, NV 89109.
ITEMS OF BUSINESS
(1) To re-elect Robert B. Abbott, Robert E. Bylin, Robert L. Howard-Anderson, Steven M. Krausz, Albert J. Moyer, Thomas E. Pardun, and Brian H. Strom as (this matter only concerns the individuals listed; no other nominations or elections are before the 2008 Annual Meeting) directors to serve until our next annual meeting of stockholders or in each case until their successors are duly elected and qualified;
(2) To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as our independent registered public accounting firm for the 2008 fiscal year; and
(3) To transact such other business as may properly come before the meeting and any adjournment thereof.
RECORD DATE	In order to vote, you must have been a stockholder at the close of business on April 25, 2008.
PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the 2008 Annual Meeting by following the instructions in the proxy statement.

QUESTIONS AND ANSWERS ABOUT THE 2008 ANNUAL MEETING AND VOTING

        We are providing these proxy materials in connection with our 2008 Annual Meeting. This proxy statement, the accompanying proxy card and our 2007 Annual Report on Form 10-K were first mailed to stockholders on or about April 29, 2008. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2008 Annual Meeting. Please read it carefully.

What is a proxy?

        A proxy is your legal designation of another person to vote the stock you own. The person you designate is your "proxy," and you give the proxy authority to vote your shares by submitting the enclosed proxy card or voting by telephone or over the Internet. We have designated our president and chief executive officer, Robert L. Howard-Anderson, and Steven M. Krausz, to serve as proxies for the 2008 Annual Meeting.

How do I vote? (Voting Procedures)

        Your vote is very important. You may vote by (i) mail, or (ii) electronically via the Internet or by telephone, or (iii) by attending the 2008 Annual Meeting and voting by ballot, as described below:

  By Mail

        To vote by mail, complete, sign, and date the enclosed proxy card (or the voting instruction card if you hold your shares in street name). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy will vote the shares represented by that proxy as recommended by the board of directors.

  By Telephone or Internet

        Instructions for voting by telephone or over the Internet are included in these proxy materials. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card.

  In Person at the Annual Meeting

        You may vote in person at the 2008 Annual Meeting. If you plan to attend the 2008 Annual Meeting and vote in person, we will provide you with a ballot at the meeting. You may also be represented at the 2008 Annual Meeting by another person if you execute a proper legal proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from the broker, bank, or other stockholder of record and present it to the inspector of election with your ballot in order to be able to vote at the 2008 Annual Meeting.

How do I attend the 2008 Annual Meeting?

        The 2008 Annual Meeting will be held at the Wynn Las Vegas Hotel, 3131 Las Vegas Boulevard South, Las Vegas, NV 89109 beginning at 10:00 a.m., local time.

        If you are a beneficial holder of shares held in street name, rather than a stockholder of record, please bring your most recent brokerage statement with you to the 2008 Annual Meeting. We will use it to verify your ownership of Occam shares. In order to vote at the 2008 Annual Meeting, however, beneficial holders will need to obtain a legal proxy from their broker.

Who is soliciting my vote?

        Our board of directors is soliciting the enclosed proxy from you. The proxy will be used at our 2008 Annual Meeting to be held at 10:00 a.m. local time, on Wednesday, June 18, 2008, at the Wynn Las Vegas Hotel, 3131 Las Vegas Boulevard South, Las Vegas, NV 89109.

What is the difference between holding shares as a stockholder of record and beneficial owner?

        If your shares are registered directly in your name with Occam's transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the "stockholder of record." As a result, we have sent these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2008 Annual Meeting. We have enclosed a proxy card for you to use.

        If your shares are held in a brokerage account or by a bank or other holder of record, you are considered with respect to those shares to be the "beneficial holder" or "beneficial owner," and those shares are considered to be held in "street name." In that case, the broker, bank, or other holder is considered the "stockholder of record," and it has forwarded these proxy materials to you as the beneficial owner. As the beneficial owner, you have the right to direct the broker, bank, or other holder of record with respect to voting your shares and may do so by completing the voting instruction card included with these proxy materials or by following the record holder's instructions to vote by telephone or over the Internet, and you are also invited to attend the 2008 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the 2008 Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee.

Will the 2008 Annual Meeting be webcast?

        We do not expect to webcast the 2008 Annual Meeting.

Who is entitled to vote at the 2008 Annual Meeting?

        Holders of our common stock at the close of business on April 25, 2008, the record date, will be entitled to vote at the 2008 Annual Meeting. Each share of common stock will be entitled to one vote.

        As of the record date, Occam had 19,783,941 shares of outstanding common stock, which were held by approximately 284 stockholders of record. As of the record date, we had no shares of preferred stock outstanding.

What is the purpose of the 2008 Annual Meeting or what proposals will be voted on at the 2008 Annual Meeting?

        You will be voting on:

  •
  Re-election of Robert B. Abbott, Robert E. Bylin, Robert L. Howard-Anderson, Steven M. Krausz, Albert J. Moyer, Thomas E. Pardun, and Brian H. Strom;

  •
  Ratification of the selection of Lewak Greenbaum & Goldstein LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  •
  Any other business that may properly come before the 2008 Annual Meeting.

What are the board of directors' recommendations?

        The board of directors recommends a vote:

  •
  for the re-election of the seven (7) nominees for director identified in Proposal One;

  •
  for the ratification of the selection of Lewak Greenbaum & Goldstein LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 (Proposal Two); and

  •
  for or against other matters that come before the 2008 Annual Meeting, as the proxy holders deem advisable.

How many votes do I have?

        You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

How many votes can be cast by all stockholders?

        You are entitled to one vote for each share held on each matter considered at the 2008 Annual Meeting. We had 19,783,941 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the 2008 Annual Meeting (what constitutes a quorum)?

        A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the 2008 Annual Meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

        If a quorum is not present at the 2008 Annual Meeting, the stockholders who are present may adjourn the 2008 Annual Meeting until a quorum is present. The time and place of any adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than thirty days, or if after the adjournment a new record date is set for the adjourned meeting.

How many votes are required to elect the directors and adopt the other proposals?

        The vote required and method of calculation for the proposals to be considered at the 2008 Annual Meeting are as follows:

        Election of directors.    If a quorum is present, the nominees receiving the highest number of votes will be elected to the board of directors. You may vote either "for" or "withhold" your vote for the director nominees. A properly executed proxy marked "withhold" with respect to the election of the directors will not be voted with respect to the directors, although it will be counted for purposes of determining whether there is a quorum.

        Ratification of the appointment of Lewak Greenbaum & Goldstein LLP.    For the ratification of the appointment of Lewak Greenbaum & Goldstein LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote "for," "against," or "abstain" from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

What if I don't vote for some of the items listed on my proxy card?

        If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

What if I don't vote for all of the items listed on my proxy card (or what happens if I abstain or my broker does not vote)?

        If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the 2008 Annual Meeting.

        A broker non-vote occurs when a bank, broker, or other holder of record does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Consequently, if you abstain from voting on the proposal to elect the directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal for the ratification of the appointment of Lewak Greenbaum & Goldstein LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against this proposal.

        Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "for" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

        At the 2008 Annual Meeting, brokers or other nominees that are New York Stock Exchange member organizations will have discretionary voting authority to vote in connection with the election of directors (Proposal One), and the ratification of the appointment of our independent registered public accounting firm (Proposal Two), even if the broker does not receive voting instructions from you.

What are the voting requirements to re-elect the directors and to approve each of the proposals discussed in this proxy statement?

        To re-elect our directors and ratify the appointment of our independent auditors, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Re-election of Directors	Plurality	Yes
Ratification of Singer Lewak Greenbaum & Goldstein LLP	Majority	Yes

"Discretionary Voting Permitted" means that brokers or other nominees who are member organizations of The New York Stock Exchange will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from you.

What should I do if I change my mind after submitting a proxy?

        If you are a stockholder of record, you may revoke a previously submitted proxy at any time before it is voted at the 2008 Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the 2008 Annual Meeting:

  •
  Provide written notice of revocation to Corporate Secretary, c/o Occam Networks, Inc., 6868 Cortona Drive, Santa Barbara, California 93117;

  •
  Deliver a valid proxy bearing a later date or submit a new later-dated proxy by telephone or over the Internet; or

  •
  Attend the 2008 Annual Meeting and vote in person.

        If you hold your shares in street name, you must submit new voting instructions by contacting the bank, broker, or other stockholder of record. You may also vote in person at the 2008 Annual Meeting if you obtain a legal proxy as described previously.

        All shares that have been properly voted by proxy without timely revocation will be voted at the 2008 Annual Meeting.

Is there a list of stockholders entitled to vote at the 2008 Annual Meeting?

        The names of stockholders of record entitled to vote will be available at the 2008 Annual Meeting and for ten days prior to the 2008 Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, at our principal executive offices located at 6868 Cortona Drive, Santa Barbara, California 93117.

Will stockholders be entitled to cumulative voting?

        If cumulative voting were applicable, stockholders would be entitled to cast a number of votes equal to the number of shares of stock held by the stockholder and to cast all those votes for a single nominee or to distribute them among two or more nominees. Under Delaware law, cumulative voting in the election of directors is not mandatory but is a permitted option if so provided in a corporation's certificate of incorporation. Our current certificate of incorporation does not provide for cumulative voting rights.

Could other matters be decided at the 2008 Annual Meeting?

        As of the time of printing of these proxy materials, we did not know of any matter to be raised at the 2008 Annual Meeting that was not discussed in this proxy statement.

        If other matters are properly presented for consideration at the 2008 Annual Meeting, the proxies appointed by our board of directors will have the discretion to vote on those matters.

Who will pay for the cost of this proxy solicitation?

        We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, and mailing of proxy materials. We may also reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses associated with forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers, and other employees, without additional compensation, personally or by other means.

Who will tabulate the votes?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the proxies and act as inspector of elections.

What is the deadline for receipt of stockholder proposals for the 2009 Annual Meeting?

        As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission or the SEC. Stockholder proposals that are intended to be included in the Company's proxy materials relating to the 2009 Annual Meeting of Stockholders must be received by our corporate secretary at our principal executive offices no later than December 30, 2008, which is 120 calendar days prior to the anniversary of the mailing of this year's proxy statement. Such proposals must comply with the requirements of the proxy rules established by the Securities and Exchange Commission and with the advance notice provisions of our bylaws in order to be considered for inclusion in the proxy materials for that meeting.

        If you intend to submit a proposal at the 2009 Annual Meeting that is not eligible or not intended for inclusion in the proxy statement relating to that meeting, you must give us notice in accordance with the requirements set forth in our bylaws. Notice of the proposal must be received by our corporate secretary not less than 120 days prior to the date of the 2009 Annual Meeting. Our bylaws also require that certain information relating to the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to our corporate secretary at our principal executive offices. If you fail to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the 2009 Annual Meeting.

        In addition, procedures for stockholder nominations of director nominees are discussed on page 10 of this proxy statement under the caption "Nominating and Governance Committee."

How can I communicate with Occam's outside directors?

        Stockholders may contact any of our directors by writing to them c/o Corporate Secretary, Occam Networks, Inc., 6868 Cortona Drive, Santa Barbara, California 93117. Our process for handing stockholder communications with the board of directors has been approved by the independent directors and can be found on our website at www.occamnetworks.com/company/IR/corp_gov.

Where can I view Occam's corporate documents and SEC filings?

        Our website contains our corporate governance principles, code of business conduct, committee charters, complaint procedures for accounting and audit matters, and SEC filings (including Section 16 filings by our officers and directors). To view any of these materials, go to www.occamnetworks.com/company/IR/corp_gov.

Where can I obtain copies of Occam's Annual Report on Form 10-K?

        We will promptly deliver, free of charge, upon request, a copy of our Annual Report on Form 10-K to any stockholder requesting a copy. Requests should be directed to Investor Relations, Occam Networks, Inc., 6868 Cortona Drive, Santa Barbara, California 93117.

What is householding?

        Householding is a procedure approved by the SEC that provides for the delivery of only one copy of our proxy materials to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies. This procedure is known as "householding" and is intended to reduce Occam's printing costs and postage fees.

        Stockholders who participate in householding will continue to receive separate proxy cards.

        We will promptly deliver, upon request, a separate copy of the proxy statement to any stockholder residing at an address at which only one copy was mailed. Requests should be addressed to Investor Relations at our principal executive offices. If you are eligible for householding, but you and other stockholders of record currently receive multiple copies of these proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. at 250 Royall Street, Canton, MA 02021 and by telephone at (800) 962-4284.

CORPORATE GOVERNANCE

Corporate Governance Principles

        Our board of directors has adopted a set of Corporate Governance Principles that are available on our website at www.occamnetworks.com/company/IR/corp_gov. These principles establish our governance policies pursuant to which our board intends to conduct its oversight of Occam.

Policies on Business Ethics and Conduct

        All of our employees, including our chief executive officer, chief financial officer, and principal accounting officer (who is also our chief financial officer) are required to abide by our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is intended to ensure that our business is conducted in a legal and ethical manner. Our Code of Business Conduct and Ethics implements policies, procedures, and standards covering all areas of professional conduct, including employment policies, financial reporting, conflicts of interest, intellectual property and protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Our Code of Business Conduct and Ethics is available on our website at www.occamnetworks.com/company/IR/corp_gov. If any substantive amendments are made to our Code of Business Conduct and Ethics or any waiver is granted, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding such amendment to, or waiver from, a provision of this Code of Business Code and Ethics by posting such information on our website, at the address and location specified above, or as otherwise required by the NASDAQ Global Market.

Additional Information Available On Our Website

        In addition to our Code of Business Conduct and Ethics and Corporate Governance Principles, the following additional information is available on our website at www.occamnetworks.com/company/IR: our charters of the committees of our board, our complaint procedures for accounting and audit matters, and our SEC filings.

BOARD AND BOARD COMMITTEES

Role and Composition of the Board; Meetings

        As identified in our Corporate Governance Principles, the role of our board of directors is to oversee the performance of our chief executive officer and other senior management. Our board is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations. Our board currently consists of seven (7) members. Our bylaws permit our board to establish by resolution the authorized number of directors, and seven directors are currently authorized. However, on November 29, 2007, our board of directors approved an increase in the size of our board of directors from seven to eight members in order to permit the election of Mr. Moyer. At the 2007 Annual Meeting held on December 28, 2007, Mr. Cole stepped down from our board of directors. In April 2008, the board amended the size of the board to re-set it at seven directors. At each annual meeting of stockholders the terms of each of our incumbent directors expire and all members of our board of directors are elected. All directors elected at an annual meeting will be elected to serve from the time of election and qualification until the next annual meeting following such election.

        Our board held fifteen (15) meetings during fiscal 2007. Each of our directors attended at least 75% of the meetings of the board and the committees on which he served.

Independent Directors

        We have constituted our board and committees in a manner that satisfies the published listing requirements of the NASDAQ Global Market. In particular, other than Robert L. Howard-Anderson, who is also our president and chief executive officer, all members of our board qualify as "independent" under NASDAQ rules.

        The NASDAQ rules require that each member of a listed company's audit committee qualify as "independent" under the NASDAQ standard for independence as well as under a separate standard established by the SEC. Each member of our audit committee qualifies as "independent" under both the NASDAQ and the SEC requirements.

        Our Corporate Governance Principles do not require that we have a non-executive chairman but do require that an independent director serve as our "lead independent director." Director Steven M. Krausz currently serves as our non-executive chairman and as our lead independent director. The general authority and responsibilities of the lead independent director include presiding at all meetings of the board; serving as a liaison among the independent directors and between the independent directors and management; approving the information, agenda, and meeting schedules sent to the board; calling meetings of the independent directors; and being available for consultation and communication with stockholders.

        The board and its committees meet throughout the year on an established schedule and also hold special meetings and act by written consent from time to time. Board agendas include regularly scheduled sessions of the independent directors to meet without management present. These executive sessions are led by our chairman/lead independent director.

        There are no immediate family relationships between or among any of our executive officers or directors.

Board Committees

        Our board has established three board committees: the audit committee, the compensation committee, and the nominating and governance committee. Until November 29, 2007, the members of each of these committees were as identified below. On December 28, 2007, Mr. Kenneth Cole stepped down from our board and various committees of our board.

Through November 29, 2007
Audit Committee	Compensation Committee	Nominating and Governance Committee
Robert E. Bylin, Chair	Steven M. Krausz, Chair	Kenneth R. Cole, Chair
Kenneth R. Cole	Robert B. Abbott	Steven M. Krausz
Brian H. Strom	Thomas E. Pardun

        At our November 29, 2007 board meeting, our board of directors reconstituted the committees of the board as follows:

After November 29, 2007
Audit Committee	Compensation Committee	Nominating and Governance Committee
Robert E. Bylin, Chair	Thomas E. Pardun, Chair	Brian H. Strom, Chair
Albert J. (Bert) Moyer	Robert B. Abbott	Albert J. (Bert) Moyer
Brian H. Strom	Steven M. Krausz	Thomas E. Pardun

  Audit Committee

        Our audit committee is primarily responsible for selecting our independent registered public accounting firm, overseeing our internal financial reporting and financial controls, and consulting with and reviewing the services provided by our independent registered public accounting firm. In May 2006, our board of directors adopted a new charter for the audit committee. The charter is available on our website at www.occamnetworks.com/company/IR/corp_gov. Our audit committee held thirty (30) meetings in fiscal 2007.

        Until November 29, 2007, our audit committee consisted of directors Robert E. Bylin, Brian H. Strom and Kenneth R. Cole. In November 2007, our audit committee was reconstituted to consist of Robert E. Bylin, Brian H. Strom and Albert J. (Bert) Moyer. Mr. Bylin serves as the chairman of the audit committee. The audit committee as constituted satisfies (and as previously constituted satisfied) the independence requirements of the NASDAQ Global Market and the audit committee director independence requirements established by the SEC that apply to companies listed on NASDAQ. The board has determined that Mr. Bylin is an "audit committee financial expert" as defined by SEC regulations. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Bylin any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on the board or the audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. The board has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on the audit committee.

        The annual report of the audit committee appears in this proxy statement under the caption "Report of the Audit Committee of the Board of Directors."

  Compensation Committee

        Our compensation committee is primarily responsible for reviewing and approving our general compensation policies and establishing compensation levels for our executive officers. The compensation committee and our board of directors have concurrent authority to administer our equity compensation plans, including our 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, and to make option grants under our 2006 Equity Incentive Plan. In May 2006, the board adopted a new charter for the compensation committee. This charter is available on Occam's website at www.occamnetworks.com/company/IR/corp_gov. Our compensation committee held ten (10) formal meetings in fiscal 2007 and numerous informal meetings and discussions among compensation committee members, other independent directors, and our chief executive officer.

        The compensation committee consists of directors Robert B. Abbott, Steven M. Krausz and Thomas E. Pardun. Mr. Krausz served as the chairman of the compensation committee until November 2007, when Mr. Pardun became chairman. Each member of our compensation committee satisfies the independence requirements of the NASDAQ Global Market.

        The annual report of the compensation committee appears in this proxy statement under the caption "Compensation Committee Report on Executive Compensation."

  Nominating and Governance Committee

        Our board of directors established the nominating and governance committee in May 2006. The charter of the nominating and governance committee is available on our website at www.occamnetworks.com/company/IR/corp gov. Until November 29, 2007, our nominating and governance committee consisted of directors Steven M. Krausz and Kenneth R. Cole (chairman). In November 2007, our nominating and governance committee was reconstituted to consist of Brian H. Strom (chairman), Albert J. (Bert) Moyer and Thomas E. Pardun. All persons who served on our nominating and governance committee during fiscal 2007 satisfied the independence requirements. The nominating and governance committee is primarily responsible for assisting the board of directors in identifying prospective director nominees and recommending director nominees for each annual meeting of stockholders. In addition, the nominating and governance committee is responsible for developing and recommending governance principles applicable to Occam. Our nominating and governance committee met once in fiscal 2007.

        Our nominating and governance committee will consider both recommendations and nominations for candidates to our board of directors from stockholders of the Company. Nominations by stockholders must be in writing and received by our corporate secretary at Occam Networks, Inc., 6868 Cortona Drive, Santa Barbara, California 93117 not less than one hundred twenty (120) days in advance of the date specified in the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be received a reasonable time before the solicitation is made. Such notification must meet the requirements set forth in our bylaws, a copy of which is available upon written request to our corporate secretary at the address provided above or on our website. These requirements provide that the notification must contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and to each person who makes such nomination: (i) the candidate's written consent to serve as a director, if so elected; (ii) the name, age, residence, address and business address of each proposed nominee and each person making such nomination; (ii) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and each person making such nomination; (iii) the amount of our stock owned beneficially, either directly or indirectly, by each proposed nominee and each person making such nomination; (iv) a description of any arrangement or understanding of each proposed nominee and of each person making such nomination regarding future employment or any future transaction to which we will or may be a party; and (v) any other information relating to such nomination or candidacy that is, or may in the future be required to be, disclosed in solicitations of proxies for the election of directors, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, or the Exchange Act.

        Except as may be required by rules promulgated by the SEC, it is the current position of the committee that there are no specific qualifications that must be met by any candidate for the board, nor are there specific qualities or skills that are necessary for any candidate for the board to possess. These procedures may be modified at any time as may be determined by the committee.

        Our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

        No stockholder has presented a timely notice of a proposal to nominate a director for this year's meeting. Accordingly, the only directors to be elected at this year's meeting are Robert E. Bylin, Albert J. Moyer, Brian H. Strom, Thomas E. Pardun, Robert B. Abbott, Steven M. Krausz and Robert L. Howard-Anderson. No other nominations are before the meeting, or may be brought at the meeting.

Annual Meeting Attendance

        Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meetings, directors are encouraged to attend annual meetings of our stockholders. Directors Robert Howard-Anderson, Thomas E. Pardun, Steven M. Krausz and Albert J. Moyer attended our 2007 Annual Meeting.

Board Compensation

  Cash Compensation of Non-Employee Directors and Recent Adjustments

        We compensate non-employee directors in cash for their service as members of our board, in addition to reimbursing directors for all reasonable expenses incurred by them in attending board and committee meetings. Prior to November 29, 2007, we compensated our non-employee directors $4,000 per quarter for service on the board, $1,000 for each meeting they attended and $250 for each telephone meeting. Additionally, members of each of the audit committee and compensation committee were compensated $1,000 for each committee meeting they attended.

        In October and November 2007, the compensation committee of our board of directors evaluated our director and executive compensation policies to determine whether they were competitive in the current marketplace. In conducting its evaluation, the committee retained and relied on analysis, evaluation, and recommendations prepared by an independent compensation consultant.

        At the November 29, 2007 meeting, our compensation committee recommended and our board of directors approved adjustments to our cash compensation program for members of the board of directors. Going forward, each member of our board of directors will receive an annual cash retainer of $25,000. The compensation committee recommended and the board of directors approved the elimination of all meeting fees. In addition, the compensation committee and board of directors determined that the chair of our audit committee will receive an additional annual cash retainer of $20,000, the chair of our compensation committee will receive an additional annual cash retainer of $10,000, and the chair of our nominating and governance committee will receive an additional annual cash retainer of $5,000. Other committee members will receive additional annual cash retainers as follows: audit committee, $7,500; compensation committee, $5,000; and nominating and governance committee, $2,500. Finally, the non-executive chairman of our board will receive an additional annual cash retainer of $20,000. The compensation committee recommended and the board determined that all such retainers would be paid in four equal quarterly installments.

  Equity Compensation of Non-Employee Directors and Recent Adjustments

        In May 2006, our board approved the 2006 Equity Incentive Plan, which replaced our 2000 Stock Incentive Plan. In August 2006, our stockholders approved the 2006 Equity Incentive Plan. New equity incentive grants to our directors are now made under the 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan as originally drafted provided that each non-employee director who is not the beneficial owner of more than 5% of Occam's outstanding capital stock, a non-owner director, would be automatically granted an option to purchase 16,250 shares of our common stock upon the date on which such individual became a director, provided such individual has not previously been in our employ. In addition the 2006 Equity Incentive Plan as originally drafted provided that beginning in fiscal 2007, at each of our annual stockholders meetings, each director who was a non-owner director on the date of the prior year's annual meeting would be automatically granted an option to purchase 5,000 shares of our common stock. Directors, including employee directors, are also eligible to receive options and be issued shares of common stock directly under the 2006 Equity Incentive Plan.

        Any stock option grant to our directors under the 2006 Equity Incentive Plan will have an exercise price per share not less than the fair market value per share of our common stock on the grant date, and will have a maximum term of ten (10) years, subject to earlier termination if the individual ceases to serve as a member of our board of directors.

  Adjustments to Equity Compensation for Non-Employee Directors

        At the November 29, 2007 meeting, our compensation committee recommended and our board of directors approved an amendment to our 2006 Equity Incentive Plan to eliminate the automatic grant of stock options to new directors at the time of initial election and to continuing directors on an annual base thereafter. In lieu of the previous program, the board of directors approved a policy providing for the initial grant to newly elected non-employee directors of shares of restricted stock with an approximate value of $80,000 based on the closing price of our common stock over the fifteen trading days prior to and including the date of approval of the grant. Initial grants would vest in three equal annual installments on each anniversary of the date of grant. Follow-on grants with an approximate value of $40,000, to be made on annual basis to continuing directors, would be valued on the same basis and would vest in two equal annual installments on each anniversary of the date of grant.

        At the November 29, 2007 meeting, our compensation committee recommended and our board of directors approved an annual restricted stock grant to each non-employee director, other than Mr. Moyer and Mr. Cole (who will not continue as a director after the upcoming annual meeting of stockholders), with a value of $40,000, with the number of shares being based on the average closing price of our common stock over the 15 trading days prior to and including November 29, 2007. Based on the established formula, the number of shares of restricted stock granted was determined to be 11,696 for each eligible director.

        In addition, at the November 29, 2007 board meeting, the compensation committee recommended and the board of directors approved a second grant of 11,696 shares of restricted stock to each non-employee director, other than Mr. Moyer and Mr. Cole, with the number of shares based on the same valuation and average closing price formula described above. The purpose of making the second grant to non-employee directors was to address inequities that would have otherwise resulted among new and incumbent directors because substantially all prior option grants to our incumbent non-employee directors are now underwater with exercise prices in excess of the current fair market value of our common stock. In addition, the incremental restricted stock grant was issued in recognition of the substantial time and effort committed by our non-employee directors during our recently completed audit committee investigation.

        The restricted stock grants made to non-employee directors other than Mr. Moyer and Mr. Cole will vest in two equal annual installments on each anniversary of the date of grant.

        In connection with Mr. Moyer becoming a member of our board of directors, our compensation committee on November 29, 2007 approved the issuance to Mr. Moyer of an aggregate of 23,392 shares of restricted stock under our 2006 Equity Incentive Plan. Based on the average closing price of our common stock over the fifteen trading days ending November 29, 2007, the shares issued to Mr. Moyer had an approximate value of $80,000. The restricted stock award under our 2006 Equity Incentive Plan will vest, subject to continuing service, in three equal annual installments on each anniversary of the date of grant.

  Compensation of Non-Employee Directors in 2007

        The following table sets forth information concerning compensation paid or accrued for services rendered to us in all capacities by the non-employee members of our board for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Total ($)
Steven Krausz Non-executive Chairman of the Board	$—	$3,638	(4)	$—		$3,638
Robert B. Abbott Director	—	3,638	(4)	—		3,638
Robert E. Bylin Director	35,000	3,638	(4)	14,215	(2)	52,853
Thomas E. Pardun Director	27,750	3,638	(4)	14,215	(2)	45,603
Kenneth R. Cole Director	33,000	—		14,215	(2)	47,215
Brian H. Strom Director	33,750	3,638	(4)	42,304	(3)	79,692
Albert J. Moyer Director	2,682	2,425	(4)	—		5,107

(1)
The amounts included under the columns "Option Awards" and "Stock Awards" represent the compensation cost recognized by the Company in 2007 related to option awards and restricted stock awards, respectively, pursuant to Statement of Financial Accounting Standards No. 123R. For discussion of valuation assumptions, see Note 2 and 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007. See "Equity Compensation of Non-Employee Directors and Recent Adjustments," and "Adjustments to Equity Compensation for Non-Employee Directors" above for full description of these awards.

(2)
Granted on April 27, 2006.

(3)
Granted on May 17, 2006.

(4)
Granted on November 29, 2007.

        The aggregate number of shares subject to stock awards and stock options outstanding at December 31, 2007 for each non-employee director was as follows:

Name	Aggregate Number of Stock Awards Outstanding as of December 31, 2007 (#)	Aggregate Number of Option Awards Outstanding as of December 31, 2007 (#)
Steven M. Krausz, Non-executive Chairman of the Board	23,256	1,750
Robert B. Abbott, Director	23,256	1,250
Robert E. Bylin, Director	23,256	16,875
Thomas E. Pardun, Director	23,256	16,875
Kenneth R. Cole, Director	—	16,875
Brian H. Strom, Director	23,256	16,250
Albert J. Moyer, Director	23,256	—

Compensation Committee Interlocks and Insider Participation

        Our compensation committee is responsible for determining salaries, incentives, and other forms of compensation for our directors, officers, and other employees. No member of our compensation committee in 2007 was an officer or employee of ours during 2007. No current executive officer of Occam has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board or compensation committee.

PROPOSAL ONE
ELECTION OF DIRECTORS

        On November 29, 2007, at a regularly scheduled meeting, our board of directors approved an increase in the size of our board of directors from seven (7) to eight (8) members to permit the election of an additional director. At that meeting, our board of directors elected Albert J. (Bert) Moyer to serve as one of our directors until his successor is duly elected and qualified. Mr. Moyer was nominated to serve on our board by director Thomas E. Pardun to fill the seat vacated by director Kenneth R. Cole at our 2007 Annual Meeting. In April 2008, our board amended the size of the board to set it again at seven (7) directors. Under our bylaws, a majority of the directors then in office may increase the size of the board and appoint directors to fill the newly created vacancies without stockholder approval.

        All nominees for election at the 2008 Annual Meeting are currently directors of Occam and were elected by our stockholders at our last annual meeting of stockholders. All of the nominees were approved by our board of directors. All directors elected at the 2008 Annual Meeting will hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The nominees for election have agreed to serve, if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

        The names of the nominees and certain information about them as of the record date are set forth below. Information as to the stock ownership of each director and all of our current directors and executive officers as a group is set forth below under "Ownership of Securities."

Name	Age	Position(s) with Occam Networks, Inc.	Director Since
Robert L. Howard-Anderson	51	President, Chief Executive Officer and Director	2002
Steven M. Krausz(2)	53	Chairman of the Board and Lead Director	1997
Robert B. Abbott(2)	43	Director	2002
Robert E. Bylin(1)	66	Director	2004
Thomas E. Pardun(2)(3)	64	Director	2004
Albert J. Moyer(1)(3)	64	Director	2007
Brian H. Strom(1)(3)	66	Director	2006

(1)
Member of audit committee.

(2)
Member of compensation committee.

(3)
Member of nominating and governance committee.

        Robert L. Howard-Anderson has served as our president and chief executive officer since May 2002, and as one of our directors since July 2002. Mr. Howard-Anderson was senior vice president of product operations at Occam CA, one of our predecessor companies, from February 2002 to May 2002. Mr. Howard-Anderson was vice president of product operations at Procket Networks, Inc., a network infrastructure company, from August 2000 to February 2002 and vice president of engineering at Sun Microsystems, Inc., a computer company, from June 1995 to August 2000. Mr. Howard-Anderson has a B.S. in electrical engineering from Tufts University.

        Steven M. Krausz has served as one of our directors since May 1997 and has served as chairman since May 2002. As our non-executive chairman, Mr. Krausz functions as our independent lead director. Mr. Krausz also served as a director of Occam CA from February 2000 to May 2002 and served as its chairman from March 2002 until the closing of the merger with Accelerated

Networks, Inc., when he became our chairman. Mr. Krausz has been a managing member of several venture capital funds affiliated with U.S. Venture Partners, a venture capital firm, since August 1985. Mr. Krausz holds a B.S. in electrical engineering and an M.B.A. from Stanford University.

        Robert B. Abbott has served as one of our directors since May 2002. He served as a director of Occam CA, from February 2001 to May 2002. Mr. Abbott is currently a general partner with Norwest Venture Partners, a venture capital firm he has been with since August 1998. He also serves as a director for several private companies. Mr. Abbott received a B.S. in electrical engineering, an M.S. in electrical engineering and an M.B.A. from Stanford University.

        Robert E. Bylin has served as one of our directors since September 2004. Mr. Bylin has served as the chief financial officer of Spectralinear Inc., a timing solutions company, since October 2006. From November 2005 to October 2006, Mr. Bylin served as a consultant to SpectraLinear, Pyxis Technology, Inc., an electronic design automation company, and TAK Imaging, a provider of imaging processors. From April 2004 to November 2005, Mr. Bylin served as the chief financial officer of TAK Imaging. From March 2001 to October 2003, Mr. Bylin served as chief financial officer and chief operations officer for D.T. Consulting, a consulting company specializing in technical integration of hardware and software systems. Prior to that he served as chief financial officer and vice president of finance for Veridicom, Inc., a semiconductor and software company. Mr. Bylin currently serves as a director for Technology Credit Union. Mr. Bylin received a B.S. in mathematics from Trinity College and an M.B.A. from Harvard University.

        Thomas E. Pardun has served as one of our directors since September 2004. Since April 2007, Mr. Pardun has served as chairman of the board of directors of Western Digital Corporation, a manufacturer of hard-disk drives for the personal computer and home entertainment markets. He previously served as chairman of Western Digital from January 2000 to November 2001, and he has served as a director of Western Digital since January 1993. In July 2000, Mr. Pardun retired as president of MediaOne International, Asia-Pacific (formerly US West Asia-Pacific), an owner/operator of international properties in cable television, telephone services, and wireless communications. Prior to that, he served as president and chief executive officer of US West Multimedia Communications, Inc. and held numerous other executive positions with US West. Prior to joining US West, Mr. Pardun was president of the Central Group for Sprint as well as president of Sprint's West Division. He also served as senior vice president of United Telecommunications, a predecessor company to Sprint. Mr. Pardun spent the first 19 years of his career at IBM. In addition to Western Digital Corporation, Mr. Pardun serves on the boards of CalAmp Corporation and Megapath, Inc. Mr. Pardun received a B.B.A. in economics and marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University, and The Tuck School of Business at Dartmouth College.

        Albert J. Moyer was appointed to our board of directors on November 29, 2007. Mr. Moyer is currently a business consultant and private investor. Mr. Moyer served as executive vice president and chief financial officer of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications, from March 1998 until February 2000, and he subsequently served as a consultant to QAD, assisting in the Sales Operations of the Americas Region. From February to July 2000, he served as president of the commercial division of Profit Recovery Group International, Inc. (now known as PRG-Schultz International, Inc.), a publicly held provider of recovery audit services. Prior to joining QAD in 1998, Mr. Moyer served as chief financial officer of Allergan Inc., a specialty pharmaceutical company based in Irvine, California, from 1995 to 1998. Mr. Moyer also serves on the board of CalAmp Corp., Collectors Universe, Inc., Virco Manufacturing Corporation and LaserCard Corporation. Mr. Moyer received his Bachelor of Science degree in Finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin.

        Brian H. Strom was appointed to our board of directors on May 17, 2006. Mr. Strom served as president and chief executive officer of SureWest Communications from December 1993 to December 2005 and as a director of SureWest from December 1993 to May 2006. He served as chairman of the United States Telecom Association (US Telecom) from October 2003 to October 2004. He also served as chair of the Sacramento Area Commerce and Trade Organization (SACTO) from July 2003 to July 2004, and served as chairman of the California Communications Association (CalCom) from February 2001 to February 2002.

Required Vote

        The nominees receiving the highest number of affirmative votes of the holders of shares of outstanding stock entitled to vote and present at the meeting, either in person or by proxy, will be elected as directors for each class of directors identified herein.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        At this 2008 Annual Meeting, we are seeking ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as our independent registered public accounting firm for the 2008 fiscal year.

        The audit committee of the board has appointed Singer Lewak Greenbaum & Goldstein, LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2008.

        In the event the stockholders fail to ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as our independent registered public accounting firm, the audit committee will reconsider its selection. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent auditing firm at any time if the audit committee believes that such a change would be in the best interests of Occam and its stockholders. Stockholder ratification of the selection of Singer Lewak Greenbaum & Goldstein LLP is not required by our bylaws or otherwise. Our board of directors is submitting the selection of Singer Lewak Greenbaum & Goldstein LLP to the stockholders for ratification as a matter of good corporate practice.

        A representative of Singer Lewak Greenbaum & Goldstein LLP is expected to be present at the 2008 Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

        Fees of Singer Lewak Greenbaum & Goldstein LLP during the 2007 and 2006 fiscal years are summarized below:

Nature of Service	Fiscal Year 2007	Fiscal Year 2006
Audit Fees(1)	$762,702	$176,586
Audit-Related Fees(2)	$474,614	$404,057
Tax Fees	$—	$—
All Other Fees (3)	$117,007	$—

(1)
Audit Fees—These are fees for the annual audit of our consolidated financial statements. Audit fees also include the audit of our internal control over financial reporting for 2007, and the review of the financial statements included in our Quarterly Reports on Form 10-Q. This category also includes fees for services that generally only the principal auditor reasonably can provide to a client, such as procedures related to the audit of income tax provisions and related valuation allowances, consents, and assistance with and review of documents filed with the SEC.

(2)
Audit-Related Fees—These are fees associated with assurance and related services that are reasonably related to the performance of audit or review of the Company's financial statements. For fiscal 2007, the primary service performed related to our restatement for our previously filed financial statements for the fiscal years ended December 26, 2004 and December 25, 2005, each of the interim quarters periods of such fiscal years, and the first, second, and third quarters of fiscal year ended December 31, 2006. For fiscal 2006, services performed by Singer Lewak Greenbaum & Goldstein LLP and PricewaterhouseCoopers LLP in connection with the registration statements (Form S-1) related to our rights offering and our secondary offering. For fiscal 2006, $294,342 of these fees were attributable to Singer Lewak Greenbaum & Goldstein LLP, and $109,715 of these fees were attributable to PricewaterhouseCoopers LLP. In July 2005, our audit committee terminated PricewaterhouseCoopers LLP as our independent registered public accounting firm and retained Singer Lewak Greenbaum & Goldstein LLP.

(3)
All Other Fees—Fees for professional services performed primarily in connection with our asset purchase of Terawave Communications, Inc.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. For fiscal 2007, the audit committee reviewed and pre-approved all audit and permissible non-audit fees for services provided by Singer Lewak Greenbaum & Goldstein LLP.

Determination of Independence

        Our audit committee has determined that the provision of the above non-audit services, such as tax-related services, by Singer Lewak Greenbaum & Goldstein LLP is compatible with their maintenance of accountant independence.

Required Vote

        Ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the 2008 Annual Meeting.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SELECTION OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The information contained in this report will not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Occam specifically incorporates it by reference in such filing.

        Prior to November 29, 2007, our audit committee was comprised of directors Robert E. Bylin, Kenneth R. Cole, and Brian H. Strom. Since November 29, 2007, our audit committee has consisted of directors Robert E. Bylin, Albert J. (Bert) Moyer and Brian H. Strom. Mr. Bylin serves as the chairman of the audit committee.

        The following is the report of the audit committee with respect to the audited financial statements for the fiscal year ended December 31, 2007, which include the consolidated balance sheets as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2007, and the notes thereto.

        Review with Management.    The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees our financial reporting process on behalf of the board. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007. This review included a discussion of the quality and the acceptability of our financial reporting and controls, including the clarity of disclosures in the financial statements.

        Review and Discussions with Independent Registered Public Accounting Firm.    The audit committee has discussed with Singer Lewak Greenbaum & Goldstein LLP, our independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.

        The audit committee has also received written disclosures and the letter from Singer Lewak Greenbaum & Goldstein LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from us and our related entities), and has discussed with Singer Lewak Greenbaum & Goldstein LLP their independence from us.

        Conclusion.    Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

        This report is submitted by the audit committee (as of December 31, 2007).

  Robert E. Bylin, Chairman
  Kenneth R. Cole
  Brian H. Strom

OWNERSHIP OF SECURITIES

        The following table sets forth information regarding the beneficial ownership of our common stock as of April 22, 2008 by:

  •
  each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

  •
  each of our directors;

  •
  each of the executive officers listed in the "Summary Compensation Table" on page 41 of this proxy statement; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable common property laws. In computing the number of shares of common stock beneficially owned, shares subject to options or warrants held by a stockholder that are exercisable within sixty days of April 22, 2007 are deemed outstanding for the purpose of determining the percentage ownership of that stockholder. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other stockholder. As of April 22, 2007, we had 19,783,941 shares of common stock outstanding. Unless otherwise indicated, the address for each person is our address at 6868 Cortona Drive, Santa Barbara, California 93117.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Number of Shares Underlying Options(1)	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% or Greater Stockholders:
U.S. Venture Partners 2735 Sand Hill Road Menlo Park, CA 94025	3,472,977	(2)	—	3,472,977	17.6%
Norwest Venture Partners 525 University Avenue, Suite 800 Palo Alto, CA 94301	2,004,145	(3)	—	2,004,145	10.1%
Conus Partners, Inc. 49 West 38th Street, 11th Floor New York, NY 10018	1,576,433	(4)	—	1,576,433	8.0%
Glacier Bay Capital LLC 402 West Broadway, 24th Floor San Diego, CA 92101	1,270,051	(5)	—	1,270,051	6.4%
Archon Capital Management 719 Second Avenue, Suite 1403 Seattle, WA 98104	1,176,300	(6)	—	1,176,300	5.9%

Current Directors and Named Executive Officers:
Robert L. Howard-Anderson	1,302		182,105	183,407	*
Christopher B. Farrell(9)	656		52,345	53,001	*
Mark Rumer	144,616		101,041	245,657	1.2%
David C. Mason	—		95,003	95,003	*
Russell J. Sharer	450		105,541	105,991	*
Steven M. Krausz	3,496,369	(7)	1,750	3,498,119	17.7%
Robert B. Abbott	2,027,537	(8)	1,250	2,028,787	10.3%
Robert E. Bylin	32,779		13,597	46,376	*
Thomas E. Pardun	32,779		13,597	46,376	*
Brian H. Strom	29,392		8,464	37,856	*
Albert J. (Bert) Moyer	23,392		—	23,392	*
All current directors and executive officers as a group (11 persons)	5,789,272		574,693	6,363,965	31.3%

*
Represents less than 1% of the total shares

(1)
Based on outstanding shares of common stock as of April 22, 2008, and includes options and restricted stock units to acquire shares of common stock held by the named individual or entity, and all executive officers as a group, that were exercisable within 60 days after April 22, 2008.

(2)
Includes (a) 325,879 shares held by U.S. Venture Partners V, L.P. ("USVP V"); (b) 18,103 shares held by USVP V International, L.P. ("V Int'l"); (c) 10,137 shares held by 2180 Associates Fund V, L.P. ("2180 V"); (d) 7,965 shares held by USVP V Entrepreneur Partners, L.P. ("EPV"); (e) 2,986,463 shares held by U.S. Venture Partners VII, L.P. ("USVP VII"); (f) 62,216 shares held by 2180 Associates Fund VII, L.P. ("2180 VII"); (g) 31,107 shares held by USVP Entrepreneur Partners VII-A L.P. ("EP VII-A"); and (h) 31,107 shares held by USVP Entrepreneur Partners VII-B L.P. ("EP VII-B"). Information with respect to the number of shares held by certain entities affiliated with U.S. Venture Partners ("USVP") is based on the Schedule 13D/A filed with the SEC by USVP on February 21, 2007.

(3)
Includes (a) 1,909,493 shares held by Norwest Venture Partners VIII, LP; and (b) 94,652 shares held of record by NVP Entrepreneurs Fund VIII, L.P., a Delaware limited partnership ("NVP-E VIII"), whose general partner is Itasca VC Partners VIII. Information with respect to the number of shares held by the NVP is based on the Schedule 13G/A filed with the SEC by NVP on February 11, 2008.

(4)
This information is based solely on a Schedule 13G/A filed with the SEC by Conus Partners, Inc. on February 13, 2008. Conus Partners, Inc. and Mr. Andrew Zacks share voting and investment power over these common shares. Mr. Zacks is the Managing Director of Conus Partners, Inc.

(5)
This information is based solely on a Schedule 13G/A filed with the SEC by Glacier Bay Capital LLC on February 14, 2008. Glacier Bay Capital LLC and Mr. Adam G. Leitzes, Mr. Joshua N. Solan and Mr. Matthew T. Turk share voting and disposition power over these common shares.

(6)
This information is based solely on a Schedule 13G filed with the SEC by Archon Capital Management LLC on January 1, 2008. Archon Capital Management LLC and Mr. Constantinos Christofilis share voting and disposition power over these common shares. Constantinos Christofilis is the Managing Member of Archon Capital Management LLC.

(7)
Includes (a) 325,879 shares held by USVP V; (b) 18,103 shares held by V Int'l; (c) 10,137 shares held by 2180 V; (d) 10,137 shares held by EP V; (e) 2,986,463 shares held by USVP VII; (f) 62,216 shares held by 2180 VII; (g) 31,107 shares held by EP VII-A; and (h) 31,107 shares held by EP VII-B. Mr. Krausz is a managing member of Presidio Management Group V, L.L.C. ("PMG V") and Presidio Management Group VII, L.L.C. ("PMG VII"). PMG V is the general partner of each of USVP V, V Int'l, 2180 V and EP V. PMG VII is the general partner of USVP VII, 2180 VII, EP VII-A and EP VII-B. PMG V or PMG VII may be deemed to share voting and dispositive power over the shares held by each of USVP V, V Int'l, 2180 V, EP V, USVP VII, 2180 VII, EP VII-A and EP VII-B, as the case may be. Accordingly, as the managing member of PMG V and PMG VII, Mr. Krausz may be deemed to share voting and dispositive power over these shares as well. Mr. Krausz disclaims information with respect to the number of shares held by USVP is based on the Schedule 13D/A filed with the SEC by USVP on February 21, 2007. Also includes 23,392 restricted shares of our common stock granted to Mr. Krausz on November 29, 2007 in his capacity as a non-employee director of ours.

(8)
Includes (a) 1,909,493 shares held by NVP VIII, LP and (b) 94,652 shares held by NVP Entrepreneurs Fund VIII, L.P. Mr. Abbott is a general partner of NVP and may be deemed to beneficially own the shares held by NVP. Also includes 23,392 restricted shares of our common stock granted to Mr. Abbott on November 29, 2007 in his capacity as a non-employee director of ours.

(9)
Mr. Farrell has notified the Company of his intention to resign as our chief financial officer effective as of May 31, 2008. Our employees have 90 days after termination to exercise their stock options. At the effective time of Mr. Farrell's termination, he will have 51,563 stock options available to be exercised by August 31, 2008 and 3,666 vested restricted stock units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The members of our board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based solely upon a review of (i) the copies of Section 16(a) reports which we received from such persons for their 2006 fiscal year transactions in the common stock and their common stock holdings, and (ii) the representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2007 fiscal year, we believe that, all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners, with the exception of Robert E. Bylin, a director, who had one late Form 4 filing which was filed one day late.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

  Overview

        The compensation committee of our board of directors is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy. The committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable. We currently have seven (7) executive officers, although Christopher B. Farrell, our chief financial officer, has notified the Company of his intention to resign from the Company effective as of May 31, 2008. Details of our 2006 and 2007 fiscal year compensation for our chief executive officer, chief financial officer and the three other most highly compensated executive officers, which we refer to as the named executive officers, can be found in the Summary Compensation Table on page 41 of this proxy statement. The types of compensation and benefits provided to our named executive officers are similar to those provided to our other executive officers.

        This section describes our compensation program for our executive officers. The discussion focuses on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders, and we explain how executive compensation is determined.

        In fiscal 2007, our compensation committee held ten (10) meetings as well as numerous informal meetings and discussions among compensation committee members, other independent directors, and our chief executive officer. From January 1, 2007 through November 29, 2007, our compensation committee held ten (10) meetings, of which six (6) took place after the Annual Report on Form 10-K for the year ended 2006 (referred to as the 2006 Form 10-K) was filed as part of a comprehensive review of our executive compensation policies and programs. In addition, throughout 2007, our compensation committee and other members of our board held additional discussions concerning executive compensation matters during executive sessions of our regularly scheduled board meetings. Robert L. Howard-Anderson, our chief executive officer, is generally excused from the meeting for purposes of these executive sessions during the portions in which his compensation is discussed.

Compensation Philosophy and Design

        Historically, our compensation philosophy has been to preserve cash and minimize expenses while rewarding the creation of long-term stockholder value. Until adjustments that we implemented in November 2007, which are described below, our historic compensation philosophy and design more closely resembled that of a private company than a public company. As discussed below, in November 2007, we implemented a new cash incentive program and increased base salaries for our executive officers in an effort to align our compensation levels with those of our public company peers. In addition, we reevaluated our equity incentive programs for our executive officers. Although we made substantial changes in our compensation programs in November 2007, we expect to continue to evaluate compensation decisions based in part on their impact on our operating budgets and on our available resources.

        Our compensation committee has not adopted specific policies or guidelines for allocating compensation between cash and equity compensation or other forms of non-cash compensation. In connection with the compensation review conducted in October and November 2007, however, the compensation committee did evaluate our base salaries, target cash incentives, and equity compensation values on an aggregate basis for purposes of measuring total direct compensation for each of our executive officers against our peer group. The committee also reviewed each element of compensation against our peer group. As indicated below, the committee noted that our historic cash compensation programs generally fell at or below the 25th percentile of our peer companies while our historic equity compensation programs generally fell between the 50th and 75th percentiles based on values at the time the awards were granted.

        As a result of our history of operating losses, our cash compensation plans prior to November 2007 were designed principally to balance our salary expenses against cash flows and available cash and our need to attract and retain talent. Because budget constraints limited our ability to provide cash compensation, we typically relied on stock options and other equity incentives to attract executive talent, to provide long-term variable incentives and to retain key members of management. Historically, stock options comprised the largest component of our variable executive compensation. With the exception of the commission plan for our vice president of sales and certain limited discretionary bonuses, our executive compensation packages prior to November 2007 did not include a variable cash compensation element.

        At the beginning of each year, individual performance goals were set for each executive officer and corporate goals were outlined in an internal operating plan. We expect to continue this practice in future fiscal years although in light of the delayed timing of compensation decisions in fiscal 2007, we do not expect to conduct any additional review or make any material adjustments in executive compensation before the end of fiscal 2008 or shortly thereafter.

        We believe that a significant component of executive compensation should be performance based (i.e., related to creation of stockholder value) and at risk. In that regard, we implemented our first executive cash incentive plan in November 2007, providing for semi-annual payments based on corporate targets related to revenue and net income/loss and individual performance goals. We also formalized an equity compensation structure relying on both stock options and restricted stock units. These plans and programs are summarized in greater detail under the caption "2007 Compensation Determinations" below.

Objectives of Our Compensation Program for Executive Officers

        The fundamental objective of our executive compensation and benefits program is to maximize stockholder value over time. The following principles guide our compensation decisions:

  •
  we seek to maintain compensation programs across our employee population that are fair, objective and consistent;

  •
  we seek to directly and substantially link compensation to corporate and individual performance; and

  •
  we seek to link long-term stockholder and executive interests through the grant of equity awards to our executive officers.

        As noted above, our compensation decisions in prior years were based largely on our budget and operating results and on our need to preserve cash.

Role of Our Compensation Committee

        Our compensation committee determines compensation for all of our executive officers. The compensation committee operates under a written charter adopted by the board which establishes the duties and authority of the compensation committee. Our compensation committee's charter is available at http://www.occamnetworks.com/company/IR/corp_gov.index.cfm.

        The fundamental responsibilities of our compensation committee are:

  •
  to provide oversight of our compensation policies, plans and benefit programs including reviewing and making recommendations to our board regarding compensation plans, as well as general compensation goals and guidelines for our executive officers and the board;

  •
  to review and determine all compensation arrangements for our executive officers (including our chief executive officer) and to allocate total compensation among the various components of executive pay;

  •
  to review and approve all equity compensation awards to our executive officers (including our chief executive officer); and

  •
  to oversee and direct our equity compensation plans, including our 2006 Equity Incentive Plan and our 2006 Employee Stock Purchase Plan.

        In determining each executive officer's compensation, our compensation committee reviews our corporate financial performance and financial condition and assesses the performance of the individual executive officers. Our compensation committee also considers the chief executive officer's recommendations on compensation for other executive officers and consults with the board of directors. The committee is not bound to and does not always accept the chief executive officer's recommendations. As noted below, for purposes of the compensation decisions made in November 2007, the short and long-term incentive value of the award grants, both as a performance incentive and as a retention incentive, were significant elements of the committee's decision-making in light of recent developments in our business.

        The ability of committee members to judge performance effectively is enhanced by their exposure to our operations as members of our board of directors. The board participates in regular updates on our business priorities, strategies and results. As a result, the board has frequent interaction with and open access to our executive officers. We believe this gives the compensation committee members considerable opportunity to ask questions and assess the performance of our executive officers. In addition, the committee's practice is to consult with the independent members of our board of directors prior to making material changes in our compensation policies.

Composition of Our Compensation Committee

        Our compensation committee is appointed by our board, and consists entirely of directors who are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code, "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act, and independent directors under the rules of the NASDAQ Global Market. Our compensation committee is comprised of Steven M. Krausz, Robert B. Abbott and Thomas E. Pardun and, since November 2007, has been chaired by Mr. Pardun. Our compensation committee reviews and makes recommendations to our board and is responsible for establishing the executive compensation packages offered to our named executive officers and all of our other executive officers.

Role of Executive Officers in Compensation Decisions

        In determining each executive officer's compensation, the compensation committee reviews our operating results and financial condition and assesses the performance of each executive officer. The compensation committee also receives from our chief executive officer a performance review of each executive officer, including his recommendations on compensation for the other executive officers. In its deliberations on executive compensation, other than with respect to the chief executive officer, our compensation committee takes into consideration the conclusions reached by the chief executive officer and his recommendations based on these performance reviews, including his recommendations with respect to salary adjustments and annual award amounts. The compensation committee exercises its discretion in modifying or accepting any recommended adjustments or awards for each executive officer. The compensation committee also reviews the chief executive officer's performance and confers with the full board. The compensation committee then makes all final compensation decisions for executive officers and approves any equity incentive awards to all of our executive officers.

Elements of Executive Compensation

        Our executive compensation program currently consists of the following elements:

  •
  near-term compensation paid in cash, consisting of base salary;

  •
  potential cash bonuses under our variable incentive compensation plan;

  •
  long-term compensation awarded in equity, consisting of equity-based incentives such as stock options and restricted stock units;

  •
  benefits; and

  •
  change of control protection with respect to unvested equity incentive awards.

        Prior to November 2007, our compensation committee approved payment of modest discretionary bonuses for executive officers based on corporate financial performance. As described below under the caption "2007 Compensation Determinations," in November 2007, our compensation committee approved an incentive cash compensation plan in which our executive officers, other than our vice president of sales, will participate during fiscal 2008.

        Currently, all of our cash compensation is paid out within one year. We do not have any deferred compensation cash plans. Our equity-based incentives are long-term incentives that are based on the parameters described below under "Equity-Based Incentives."

Allocation of Compensation Among Principal Elements

        Our compensation committee determines which elements to use and sets the levels of executive compensation. The committee reviews certain information, such as the peer group comparison and report of an independent consultant as described under the caption "2007 Compensation Determinations," and makes executive compensation decisions on an annual basis. As noted below, fiscal 2007 compensation decisions were delayed until November 2007 because of the audit committee investigation, and the compensation committee does not currently expect to conduct another comprehensive review of executive compensation before the end of fiscal 2008 or shortly thereafter.

        From time to time, off-cycle changes are made to an individual executive officer's compensation as the result of an increase in job responsibility or for purposes of retention. In connection with the annual review process, executive officers are responsible for establishing and submitting for review to the chief executive officer (and in the case of the chief executive officer, directly to the compensation committee) their individual goals and financial objectives, where applicable, for the upcoming fiscal year. The chief executive officer then compiles the information submitted and provides it, along with information related to his own individual goals and objectives, to the compensation committee for review. The chief executive officer, as the person to whom our other executive officers report, is responsible for evaluating individual officers' contributions to corporate goals and objectives as well as their performance relative to individual objectives.

        In November 2007, when making compensation decisions, our compensation committee engaged Compensia, an independent compensation consulting firm, to evaluate our compensation practices relative to a peer group of companies and to make recommendations as to the aggregate total direct compensation for each of our executive officers, including allocations with respect to base cash compensation, variable incentive cash compensation, and equity compensation (valued based on the intrinsic value of the equity award). With our independent compensation consultant, the committee reviewed each element of compensation against our peer group. Based on the data gathered by our compensation consultant, our compensation committee determined, as described in greater detail below, that our compensation practices were generally at the lower end of our peer group. In November 2007, among other adjustments, the compensation committee (i) established base salaries for our executive officers between the 25th and 50th percentiles of the peer companies (other than for the chief executive officer); (ii) adopted the Employee and Executive Compensation Plan and established target fiscal 2008 payout levels; and (iii) established target annual equity grant value levels between the 50th and 75th percentile of the peer companies (which are listed below). The compensation committee decided to maintain the chief executive officer's base salary in the bottom quartile of the peer companies with an expectation of continued incremental increases toward market levels of base compensation, subject to our available resources and our chief executive officer's performance.

        We believe our combination of near-term and long-term compensation during 2007 and prior periods struck an appropriate balance between steady pay and highly leveraged performance-based rewards that promoted our stockholders' interests. The compensation committee's choice of the allocation of total compensation for our executive officers across the different elements of compensation reflected consideration of our stockholders' interests in paying what was required, but not significantly more than necessary, to achieve our corporate objectives. We believe that, given the industry in which we operate and the geographic region in which we are located, cash and equity compensation at these percentage levels or higher than we have paid historically are generally necessary to retain our existing executive officers and to hire new executive officers, when and as required. As a result, in November 2007, the compensation committee substantially modified our compensation practices as described below under the caption "2007 Compensation Determinations."

2007 Compensation Determinations

  Background of Compensation Committee Review

        In October 2007, following completion of an audit committee investigation of our revenue recognition practices, our compensation committee initiated a comprehensive review of our executive compensation policies as well as our compensation policies for non-employee members of our board of directors. The committee intended to conduct this review earlier in fiscal 2007 as part of the 2006 annual review process and based, in part, on the committee's belief that our levels of compensation were below the median of comparable public companies in the technology sector. The intervening audit committee investigation delayed our ability to conduct a comprehensive evaluation of compensation practices and to complete the 2006 executive annual review process until after the 2006 Form 10-K and certain Quarterly Reports on Forms 10-Q for the first and second quarters of 2007 had been filed. Because these compensation decisions were not made until the end of fiscal 2007, the committee evaluated proposed adjustments based on both 2006 and 2007 performance.

        We do not currently expect to conduct an additional comprehensive review of executive compensation levels until the end of fiscal 2008 or shortly thereafter.

        Following completion of the audit committee investigation, the committee determined that it was appropriate to expedite the compensation review in light of executive officer and employee morale and retention issues resulting from the investigation and resulting adverse effects on our business and market valuation.

        In October 2007, our compensation committee engaged Compensia, an independent compensation consulting firm with substantial experience in the technology sector, to evaluate our current levels and types of compensation for executive officers and to recommend appropriate changes. Among other activities, we engaged Compensia to assist us in identifying a group of peer companies for purposes of benchmarking our levels of compensation; to gather and analyze compensation data from those peer companies as well as from other available compensation surveys; to review and advise us on the creation and implementation of a performance-based cash incentive plan, including advising on the performance measures utilized in establishing bonus formulas and the design and determination of target bonus levels; and to assist us in structuring awards as part of the equity incentive element of our compensation program, including assisting us in establishing appropriate amounts for equity incentive awards. Compensia commenced its analysis by conducting a survey of compensation data and practices at 22 public companies confirmed by our compensation committee as being comparable to us with respect to revenues, market capitalization, and/or industry or technological focus. For purposes of the compensation decisions ultimately approved on November 29, 2007, benchmark companies considered by our compensation committee and Compensia were as follows:

• Acme Packet, Inc.	• Limelight Networks, Inc.
• Aruba Networks, Inc.	• Network Equipment Technologies, Inc.
• Avici Systems Inc.	• NMS Communications Corporation
• Aware, Inc.	• Optelecom—NKF, Inc.
• Axesstel, Inc.	• PECO II, Inc.
• BigBand Networks, Inc.	• Performance Technologies, Incorporated
• Blonder Tongue Laboratories, Inc.	• Porta Systems Corp.
• Bookham, Inc.	• Riverbed Technology, Inc.
• Carrier Access Corporation	• Starent Networks, Corp.
• Infinera Corporation	• Veraz Networks, Inc.
• Internap Network Services Corporation	• Zhone Technologies, Inc.

        Compensia gathered and evaluated our compensation levels relative to compensation data from the public filings of the peer companies listed above. In addition, Compensia compared our compensation practices to compensation data from the Radford High Technology Industry Report by Aon Consulting and a proprietary database maintained by Compensia. The Radford and Compensia surveys each provide summary compensation data for companies with annual revenues between $50 million and $200 million.

        Compensia's review concluded, and our compensation committee concurred, that our historic compensation practices placed us below our peer group median in all categories other than long term equity compensation. In particular, Compensia and our compensation committee concluded that:

  •
  Our base salary levels placed us slightly below the 25th percentile of our peer companies;

  •
  Our cash incentive compensation programs were substantially below the 25th percentile of our peer companies; and

  •
  Our historic long term equity incentive awards placed us roughly mid-way between the 50th and 75th percentiles of our peer companies based on their value at the time of grant, but substantially all prior awards to our executive officers and many of our employees had negligible current economic or retention value, if any.

        In addition to reviewing our compensation practices relative to our peer companies, our compensation committee gave substantial consideration to the incentive value, both as a performance incentive and a retention incentive, of current cash and equity incentive programs for our executive officers. Our historic cash incentive programs consisted exclusively of modest discretionary bonuses approved from time to time based on financial performance or other metrics the board of directors determined relevant. For our executive officers, these bonuses generally totaled approximately one percent (1%) of base salary. With respect to equity incentives, the compensation committee noted that based on trading prices of our common stock in the October and November 2007 timeframe, substantially all the grants held by our executive officers had no current value as of November 29, 2007. As a result, our compensation committee determined that both our short and long term incentive programs offered insufficient performance or retention value for our executive officers. Our compensation committee believes that the loss of any of our key executives would have an adverse effect on the operation and management of our business, particularly in light of recent adverse developments, including a reduction in our revenue growth rates. The market for executive talent in technology companies remains competitive, particularly in Silicon Valley, where we have historically looked to hire a substantial number of our executive officers and key employees and where we are increasing our physical presence. We believe, and our compensation committee concurs, that we may be vulnerable to loss of key talent if we do not establish a compensation structure that is competitive in our markets and in particular that establishes appropriate performance based incentives.

        During October and November 2007, our compensation committee, together with our independent compensation consultant, considered and discussed various strategies to address the two issues identified as most important to improving the performance and retention value of our compensation structure, namely that (i) our short-term cash incentive program provided for only modest compensation that was not competitive and (ii) based on our current trading price, outstanding awards under our long-term equity incentive program had limited economic value.

        In the course of making its November 2007 determinations, the compensation committee consulted with Robert L. Howard-Anderson, our chief executive officer, to obtain his input and suggestions concerning proposed compensation adjustments for executive officers reporting to Mr. Howard-Anderson. The committee also discussed with Mr. Howard-Anderson proposals relating to Mr. Howard- Anderson's compensation, but Mr. Howard-Anderson did not participate in any deliberations concerning his compensation.

        On November 20, 2007, the board of directors met, without the participation of Mr. Howard-Anderson, and the compensation committee reviewed for the board's benefit proposed adjustments to our executive compensation programs. The compensation committee obtained input from independent directors not serving on the compensation committee about the compensation proposals.

        On November 29, 2007, the compensation committee completed its review of our compensation programs and formally adopted the summary changes indicated below:

Compensation Element	Adjustments Approved November 29, 2007
Base Salary	•	Established base salaries for executive officers between the 25th and 50th percentiles of peer companies (other than the chief executive officer, whose base salary remains in the bottom quartile of peer companies), with a goal of increasing base salaries for all executive officers (including the chief executive officer) to the 50th percentile over the next three years, subject to individual performance and corporate budgets.
Cash Incentive Compensation	•	Adopted the Employee and Executive Incentive Compensation Plan, established target fiscal 2008 payout levels; 2008 performance targets were set in February 2008.
Equity Incentives	•
Established target annual equity grant value levels between the 50th and 75th percentiles of peer companies. Established mix of equity incentives for 2007 grants based on the value of the awards at 50% non-qualified stock options and 50% restricted stock units, or RSUs, with an expected weighting more heavily toward stock options in future years.

        In addition, the compensation committee discussed and approved our entering agreements with each of our executive officers providing for benefits payable in the event the executive is involuntarily terminated without cause or resigns for good reason within six months of a change of control. From time to time, our board of directors may consider the possibility of an acquisition of us by other companies or other change of control transactions. We recognize that such consideration can be a distraction to our executive officers and could cause them to consider alternative employment opportunities. Our compensation committee believes that providing severance and change of control benefits to our executive officers is imperative to ensure their continued dedication and objectivity, notwithstanding the possibility of a change of control, to provide them with an incentive to continue employment and motivate them to maximize stockholder value in the event of a change of control, and to provide them with enhanced financial security. Under the change of control arrangements approved by our compensation committee, each of our executive officers will be entitled to receive, if his employment is terminated in the circumstances described, the following benefits: (i) cash severance equal to six months of base salary, (ii) reimbursement of COBRA premiums for six months, and (iii) accelerated vesting of 50% of any then unvested equity incentive awards.

        Notwithstanding our current intentions concerning future adjustments to base salaries, we are not obligated to provide any additional adjustments to executive officers. Similarly, other than the fiscal 2008 targets established under the Employee and Executive Incentive Compensation Plan, we are not obligated to implement any future bonus targets under that plan. We will reconsider our compensation levels again late in fiscal 2008 or shortly thereafter. Increases, if any, will be based on then-current market conditions, individual performance, and our fiscal 2008 corporate performance.

  Changes in Base Salary

        In November 2007, our compensation committee approved changes in base salary effective January 1, 2008, for our executive officers as described below:

Name and Title	Prior Base Salary	Revised Base Salary
Robert L. Howard-Anderson, Chief Executive Officer	$215,000	$260,000
Christopher B. Farrell, Chief Financial Officer	$178,500	$210,000
Gregory R. Dion, Vice President of Operations & Information Technology	$187,200	$210,000
David C. Mason, Vice President of Engineering	$185,500	$210,000
Russell J. Sharer, Vice President of Marketing	$183,600	$200,000
Mark Rumer, Chief Technology Officer	$178,500	$200,000
Nathan Harrell, Vice President of Sales	$175,000	$190,000

        In reaching its decision to adjust base salaries, our compensation committee noted that base salaries for our executive officers were generally at or below the 25th percentile when compared to our peer group. The recently approved base salary adjustments bring all of our executive officers to base salaries between the 25th and 50th percentiles of our peer group comparison, except with respect to Mr. Howard-Anderson, whose base salary remains in the bottom quartile of chief executive officers at our established peer companies. Our objective over the next three years is to bring base salary levels for all our executive officers to approximately the 50th percentile of our peer group. We are not obligated contractually to provide any further increases in base salary to any of our executive officers, however. We expect that future increases in base salary, if any, will depend on then-current market conditions, our operating results and budgets, available cash resources, and individual executive officer performance.

  Cash Incentive Compensation

        Until November 2007, we had not adopted any formal cash bonus plans. On November 29, 2007, our compensation committee adopted the Employee and Executive Incentive Compensation Plan, which provides for semi-annual cash incentive payments based upon achievement of performance targets established by the compensation committee in its sole discretion. For the fiscal 2008 performance period, the compensation committee has designated each of our executive officers, other than our vice president of sales, who participates in our sales commission plan, as participants in the incentive compensation plan. The committee also determined that the 2008 performance period will be divided equally into two shorter periods with each officer's target bonus allocated equally between such periods. Consequently, participating executive officers will have the potential to receive semi-annual cash incentive payments based upon achievement of the applicable performance goals. Bonuses paid to non-officer employees for fiscal 2008, if any, will be determined by the compensation committee or board of directors, at their discretion, and not as part of the incentive compensation plan.

        The committee established the 2008 performance targets under the plan in February 2008 based on corporate objectives relating to revenues and net income/loss and individual objectives relating to specific performance goals. With respect to the chief executive officer, for fiscal 2008, his performance targets are weighted 75% toward the corporate objectives and 25% toward individual objectives. With respect to all other officers, corporate and individual objectives are weighted equally, with the same corporate objectives applying to all officers, including the chief executive officer.

        It is the intention of the compensation committee that the potential payouts pursuant to the challenging corporate target performance levels which it set in February 2008 under the incentive compensation plan will reward superior financial performance. The committee intends that the targets will, among other things, provide rewards for improving our revenue growth. The compensation committee established targets that it believes are attainable but acknowledges the targets will require substantial management attention and growth in our revenues during fiscal 2008. In particular, we have experienced a slowing in our revenue growth rates in recent periods. In addition, since late 2007, the North American and worldwide economic climate has weakened substantially, and at this time we cannot predict what effect this weakening will affect our revenues and operating performance in 2008. To the extent that our reduced revenue growth rates and adverse macroeconomic conditions persist in fiscal 2008, we expect that achieving the corporate performance targets for fiscal 2008 will be challenging.

        As an incentive to superior performance, payouts under the incentive compensation plan will be based on the extent to which performance targets are achieved. Awards will be paid in accordance with the following table if the corporate and individual performance targets are satisfied during the applicable period, with a linear payout for performance between the minimum and target or between the target and maximum:

Level	Minimum	Target	Maximum
Performance as % of Plan	90%	100%	125%
Payout as a % of Target	50%	100%	150%

        Target payments under the plan will be based on a percentage of the individual executive officer's base salary. Other than with respect to our chief executive officer and chief financial officer (and our vice president of sales, who does not participate in the incentive plan), target payouts will equal 40% of the individual officer's current base salary. For our chief executive officer, the target payout will equal 100% of his base salary, and for the chief financial officer, the target payout will equal 50% of his current base salary. Payments under the plan, if any, will be made on a semi-annual basis after the end of the second quarter and the end of the fiscal year. With respect to Mr. Farrell, our chief financial officer, however, in 2008, we paid $50,000 at the end of the first quarter based on the successful achievement of remediation items that were identified during the course of our audit committee's review of our revenue recognition practices. We currently intend to accelerate payment of Mr. Farrell's bonus for the second quarter of fiscal 2008 on or prior to his anticipated May 31, 2008 termination date, if and to the extent his remediation targets for the second quarter of 2008 have then been achieved.

        Our compensation committee maintains discretion to provide for cash incentive awards under the incentive compensation plan in excess of the target base salary percentages if we exceed the established financial performance targets. In addition, the committee has discretion to reduce or eliminate the cash incentive awards regardless of performance. We do not currently have any policy regarding the adjustment or recovery of awards or payments if the relevant performance measures are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Awards will be reduced if we do not achieve the targets under the plan. The compensation committee may, however, approve payments of bonuses outside the plan regardless of whether performance targets have been achieved.

  Cash Incentive Program for Vice President of Worldwide Sales

        On February 27, 2008, our compensation committee approved a separate quarterly cash incentive program and established first and second quarter 2008 performance targets for Nathan Harrell, our vice president of worldwide sales. These targets are based on certain sales-related financial metrics. Previously, Mr. Harrell participated in a variable commission plan with a target pay-out equal to 100% of his base salary, subject to linear acceleration or deceleration based on sales performance. As revised in February 2008, the variable incentive compensation program for Mr. Harrell will be weighted 85% toward the commission program previously in place and 15% toward achievement of certain sales-related financial metrics relating to customer development and operating performance. With respect to the 15% component of Mr. Harrell's variable compensation, payouts, if any, with respect to customer development will be subject to minimum performance requirements and limitations in the event of performance in excess of targets. In the aggregate, Mr. Harrell's variable incentive compensation, assuming performance at target, would equal 100% of his base salary.

  Equity Incentive Compensation

        On November 29, 2007, our compensation committee approved the grant of stock options and restricted stock units, or RSUs, to our executive officers under our 2006 Equity Incentive Plan as described in the table below. All stock options indicated have an exercise price of $3.44, equal to the closing sales price of our common stock in trading on the NASDAQ Global Market on November 29, 2007.

Name and Title	Shares Subject to Stock Options	Restricted Stock Units
Robert L. Howard-Anderson, Chief Executive Officer	75,000	43,000
Christopher B. Farrell, Chief Financial Officer(1)	48,000	22,000
Gregory R. Dion, Vice President of Operations & Information Technology	39,000	17,000
David C. Mason, Vice President of Engineering	39,000	17,000
Russell J. Sharer, Vice President of Marketing	37,000	17,000
Mark Rumer, Chief Technology Officer	37,000	17,000
Nathan Harrell, Vice President of Sales	32,000	14,000

    (1)
    Mr. Farrell has notified the Company of his intention to resign as our chief financial officer effective as of May 31, 2008. At the effective time of Mr. Farrell's termination, he will have 3,666 vested restricted stock units. At the effective time of Mr. Farrell's termination, none of the options referenced in the table above will be exercisable.

        In determining equity incentive awards for our executive officers, the compensation committee reviewed Compensia's analysis of equity compensation practices within our peer group, the current equity position of each of our executive officers, and the current value of outstanding equity awards held by our officers. As noted, substantially all stock options held by our executive officers were "out-of-the-money" and without current value as of November 29, 2007.

        In addition, the compensation committee determined that equity grant values to our executive officers should approximate the 50th to 75th percentile of our peer group. Based on the committee's evaluation formula, Mr. Howard-Anderson would have been entitled to receive on November 29, 2007 an option to acquire 96,000 shares of our common stock, but our 2006 Equity Incentive Plan imposes a 75,000 share limit on the number of shares subject to options granted to any individual during any fiscal year. Accordingly, the committee currently intends to grant Mr. Howard-Anderson an option to acquire an additional 21,000 shares of our common stock sometime in 2008.

        The compensation committee determined to allocate equity incentive grants for 2007 equally between stock options and RSUs, with 50% of the equity value being allocated to stock options and 50% of the value being allocated to RSUs. RSUs were valued at the face value of the shares underlying the RSU, and stock options were valued based on the Black-Scholes option pricing model. Because of the size of the 2007 equity grants, the committee elected to provide a greater weighting toward RSUs to reduce the dilutive effect of the grants. The committee currently expects that future equity incentive grants will be weighted more heavily toward stock option grants but has not made any determination as to future allocations at this time.

        The stock options granted to our executive officers in November 2007 were all non-qualified stock options and will be required to be exercised, if at all, on a net issuance basis to minimize dilution resulting from the options. Each option will vest over four years, with 25% of the shares subject to the option becoming exercisable on November 29, 2008, and the balance of the shares subject to the option becoming exercisable on a ratable monthly basis over the succeeding three years, assuming the individual continues with us as a service provider for the requisite vesting period. Assuming such continued service, each option would become fully vested and exercisable on November 29, 2011. The RSU grants will vest, assuming continued service, as follows: 1/6th will vest on the six month anniversary of the date of grant, 1/6th will vest on the first anniversary of the date of grant, 1/3rd will vest on the second anniversary of the date of grant, and 1/3rd will vest on the third anniversary of the date of grant.

  Benefits

        We provide the following benefits to our executive officers generally on the same basis as the benefits provided to all of our employees:

  •
  health, vision and dental insurance;

  •
  life insurance;

  •
  short and long-term disability; and

  •
  401(k).

        We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

  Change in Control Arrangements

        As noted under the caption "Employment Contracts and Change in Control Arrangements" on page 44 and under the caption "2007 Compensation Determinations" above, in November 2007, our compensation committee approved our entering into change of control severance agreements with each of our executive officers. These change of control agreements provide for the following benefits if the executive officer is terminated without cause or the executive officer resigns for good reason within six months of a change of control: (i) a cash severance payment equal to six months of the executive's base salary; (ii) reimbursement of COBRA premiums for six months; and (iii) accelerated vesting of 50% of the then-unvested portion of any equity incentives granted under our equity incentive programs.

        Prior to November 2007, we had agreed to provide Mr. Howard-Anderson, our chief executive officer, and Mr. Farrell, our chief financial officer, change of control protection in the form of accelerated vesting if we are acquired in certain transactions. Because Mr. Howard-Anderson's protection applied only to his initial stock option grant, which became fully vested in 2006, none of Mr. Howard-Anderson's unvested equity incentives were currently subject to the prior agreement. The terms of our prior agreement with Mr. Farrell have been superseded by his change of control severance agreement approved in November 2007. However, Mr. Farrell's change of control severance agreement will terminate when he leaves the Company on May 31, 2008.

        We recognize that the consideration of an acquisition of us by another corporation or other change of control can be a distraction to executive officers and can cause executive officers to consider alternative employment opportunities. The change of control provisions in our agreements with our executive officers are designed to address these concerns and the potentially negative consequences of mergers and acquisitions to such officers. Frequent mergers and acquisitions, as illustrated by the merger of Alcatel with Lucent Technologies, Inc. and the acquisition of Advanced Fibre Communications, Inc. by Tellabs Inc., characterize the telecommunications equipment industry. In certain scenarios, a merger or acquisition may be in the best interests of our stockholders but may adversely affect the continued employment of our executive officers. Accordingly, our agreements with our executive officers provide for cash severance, reimbursement of COBRA payments, and the accelerated vesting of 50% of any unvested equity incentives if the executive is terminated as a result of a change of control transaction. The purpose of the change of control severance agreements is to ensure our executive officers' continued dedication and objectivity, notwithstanding the possibility of a change of control, to provide them with an incentive to continue employment and motivate them to maximize stockholder value in the event of a change of control, and to provide them with enhanced financial security.

        The receipt of severance benefits pursuant to the change of control severance agreements are subject to the executive officer (i) signing and not revoking a separation agreement and release of claims in a form acceptable to the Company, (ii) not soliciting any employee of the Company for employment other than at the Company, (iii) not disparaging the Company and (iv) continuing compliance with a confidentiality agreement (as defined in the change of control severance agreement entered into with such executive officer).

Fiscal 2007 Potential Payments Upon Termination or Change In Control Table

        If the named executive officers' employment had been terminated on December 31, 2007 for any reason other than a change of control (as defined in the change of control severance agreements entered into with each named executive officer) or terminated pursuant to a change of control on December 31, 2007, each executive would have received:

		Involuntary Termination
Name	Benefit	Before Change in Control	After Change in Control ($)	Voluntary Termination	Death	Disability
Robert L. Howard-Anderson	Continuation of salary	—	$107,500	—	—	—
	Continuation of medical benefits(1)	—	8,900	—	—	—
	Acceleration of stock options (2)(4)	—	4,500	—	—	—
	Acceleration of restricted stock units(3)(5)	—	73,960	—	—	—
Christopher B. Farrell	Continuation of salary	—	89,250	—	—	—
	Continuation of medical benefits(1)	—	3,100	—	—	—
	Acceleration of stock options(2)(4)	—	2,880	—	—	—
	Acceleration of restricted stock units(3)(5)	—	37,840	—	—	—
David C. Mason	Continuation of salary	—	92,750	—	—	—
	Continuation of medical benefits(1)	—	3,100	—	—	—
	Acceleration of stock options(2)(4)	—	2,340	—	—	—
	Acceleration of restricted stock units(3)(5)	—	29,240	—	—	—
Russell J. Sharer	Continuation of salary	—	91,800	—	—	—
	Continuation of medical benefits(1)	—	9,000	—	—	—
	Acceleration of stock options(2)(4)	—	2,220	—	—	—
	Acceleration of restricted stock units(3)(5)	—	29,240	—	—	—
Mark Rumer	Continuation of salary	—	89,250	—	—	—
	Continuation of medical benefits(1)	—	6,800	—	—	—
	Acceleration of stock options(2)(4)	—	2,220	—	—	—
	Acceleration of restricted stock units(3)(5)	—	29,240	—	—	—

(1)
Continued group health benefits subject to executive (i) constituting a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) electing continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA.

(2)
The number of options in this chart represent 50% of the executive officer's outstanding and unvested stock options as of December 31, 2007.

(3)
The number of restricted stock units in this chart represent 50% of the executive officer's outstanding and unvested restricted stock units as of December 31, 2007.

(4)
The dollar value of the equity acceleration in this chart is based on the closing price of our common stock on December 31, 2007 of $3.56, less the exercise price of the options, multiplied by the number of unvested options.

(5)
The value of the restricted stock units are based on the closing price of our common stock over the fifteen trading days prior to and including November 29, 2007, the date of approval of the grant.

Accounting and Tax Considerations

        Section 162(m) of the Internal Revenue of Code, as amended, or the "Code," generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to its chief executive officer and four other most highly compensated officers to the extent that the officer's compensation (other than qualified performance-based compensation) exceeds $1 million. In designing our compensation programs, we did not take into consideration the accounting and tax effect that each element will or may have on our executive officers and other employees as a group. However, when setting corporate compensation, we considered the accounting-expense implications of each of our compensation programs, and we manage our compensation expense based on corporate financial objectives. We have given primary consideration to cash-based compensation elements and have given considerably less attention to non-cash, stock-based accounting charges. This approach is consistent with how we manage our business; we do not include stock-based accounting charges in our internal operating plans.

        Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives "deferred compensation" that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, we have designed the change of control severance arrangements described above in a manner to avoid the application of Section 409A.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The information contained in this report will not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based upon the review and discussions noted above, the compensation committee has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

        This report is submitted by the compensation committee.

  Steven M. Krausz, Chairman
  Robert B. Abbott
  Thomas E. Pardun

SUMMARY COMPENSATION TABLE

        The following table presents information concerning the total compensation of our chief executive officer, chief financial officer and our three other most highly compensated officers, or our named executive officers, for services rendered to us in all capacities for the fiscal years ended December 31, 2007 and 2006.

Name and Principal Position	Year	Salary ($)(1)	Discretionary Non-Plan Based Bonus ($)		Option Awards ($)(2)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation (4)		Total ($)
Robert L. Howard-Anderson President, Chief Executive Officer, and Director	2007 2006	$215,000 211,250	$ $	— 2,794	$102,387 53,851	$4,458	$	— —	$	— —	$321,845 267,895
Christopher B. Farrell(4) Chief Financial Officer and Secretary	2007 2006	178,500 176,375	$ $	— 2,375	178,946 41,005	2,281		—		—	359,727 219,755
David C. Mason Vice President of Engineering	2007 2006	185,500 182,875	$ $	— 2,445	92,174 37,511	1,762		—		57,840 —	337,276 222,831
Mark Rumer Chief Technology Officer	2007 2006	178,500 176,375	$ $	— 12,375	88,183 31,742	1,762		—		—	268,445 220,492
Russell J. Sharer Vice President of Marketing	2007 2006	183,600 180,200	$ $	— —	97,400 41,192	1,762		— 43,617		— —	282,832 265,009

(1)
The base salaries for Messrs. Howard-Anderson, Farrell, Mason, Rumer, and Sharer as of December 31, 2006 were $215,000, $178,500, $185,600, $178,500, and $183,500, respectively. For additional information, see the section captioned "base salaries" under Compensation Discussion and Analysis which appears beginning on page 26.

(2)
The amounts included under the columns "Option Awards" and "Stock Awards" represent the compensation cost recognized by the Company in 2007 related to option awards and restricted stock awards, respectively, pursuant to Statement of Financial Accounting Standards No. 123R. For discussion of valuation assumptions, see Note 2 and 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(3)
Mr. Sharer earned $43,617 of commissions under his 2006 variable commission plan while he served as our vice president of sales and marketing. In September 2006, Mr. Sharer became our vice president of marketing.

(4)
Mr. Farrell has notified the Company of his intention to resign as our chief financial officer effective as of May 31, 2008.

GRANTS OF PLAN-BASED AWARDS

        The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended December 31, 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
							Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert L. Howard-Anderson	11/29/07	—	—	—	43,000	75,000	$3.44	$7,486
Christopher B. Farrell	11/29/07	—	—	—	22,000	48,000	3.44	4,219
David C. Mason	11/29/07	—	—	—	17,000	39,000	3.44	3,336
Mark Rumer	11/29/07	—	—	—	17,000	37,000	3.44	3,256
Russell J. Sharer	11/29/07	—	—	—	17,000	37,000	3.44	3,256

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table presents certain information concerning equity awards held by our named executive officers at the end of the fiscal year ended December 31, 2007.

Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
							Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Number of Securities Underlying Unexercised Options (#)(1)
Name					Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Robert L. Howard-Anderson President, Chief Executive Officer, and Director	78,750 1,875 15,000 81,480 — —	— — 25,000 — 75,000 —	(2)	— — — — — —	$4.20 5.00 17.00 3.60 3.44 —	7/10/2013 11/18/2013 6/9/2016 2/14/2012 11/29/2017 —	— — — — — 43,000	$	— — — — — 153,080
Christopher B. Farrell Chief Financial Officer and Secretary	15,626 19,532 7,917 — —	9,374 17,968 11,083 48,000 —	(3) (4) (5)	— — — — —	14.60 10.80 20.75 3.44 —	7/14/2015 11/2/2015 4/24/2016 11/29/2017 —	— — — — 22,000		— — — — 78,320
David C. Mason Vice President of Engineering	54,688 21,172 6,250 — —	7,812 9,641 8,750 39,000 —	(6) (7) (8)	— — — — —	4.60 4.20 20.75 3.44 —	7/15/2014 1/18/2015 4/27/2016 11/29/2017 —	— — — — 17,000		— — — — 60,250
Mark Rumer Chief Technology Officer	1,270 25,000 43,008 5,417 17,824 — —	— — 14,336 7,583 — 37,000 —	(7) (8)	— — — — — — —	2.60 4.20 4.20 20.75 3.60 3.44 —	10/18/2012 7/10/2013 1/18/2015 4/27/2016 11/9/2011 11/29/2017 —	— — — — — — 17,000		— — — — — — 60,520
Russell J. Sharer Vice President of Marketing	1,020 26,538 1,538 37,879 8,333 8,657 2,037 9,615 1,528 — —	— — — 12,626 11,667 — — — — 37,000 —	(7) (8)	— — — — — — — — — — —	2.60 4.20 5.00 4.20 20.75 2.00 3.60 3.60 3.60 3.44 —	10/18/2012 7/10/2013 11/18/2013 1/18/2015 4/27/2016 8/30/2010 9/5/2011 11/9/2011 2/14/2012 11/29/2017 —	— — — — — — — — — — 17,000		— — — — — — — — — — 60,520

(1)
Options were granted pursuant to the 2000 and 2006 Stock Plans. Stock options vest at a rate of 25% of the total number of shares subject to the option on the first anniversary of the date of grant with 1/48th of the total number of shares subject to the option vesting monthly thereafter.

(2)
25% of the shares subject to this option vested on 6/9/2007 with 1/48th vesting monthly thereafter for full vesting on 6/9/2010.

(3)
25% of the shares subject to this option vested on 7/14/2006 with 1/48th vesting monthly thereafter for full vesting on 7/14/2009.

(4)
25% of the shares subject to this option vested on 11/2/2006 with 1/48th vesting monthly thereafter for full vesting on 11/2/2009.

(5)
25% of the shares subject to this option vested on 4/24/2007 with 1/48th vesting monthly thereafter for full vesting on 4/24/2010.

(6)
25% of the shares subject to this option vested on 7/15/2005 with 1/48th vesting monthly thereafter for full vesting on 7/15/2008.

(7)
25% of the shares subject to this option vested on 1/18/2006 with 1/48th vesting monthly thereafter for full vesting on 1/18/2009.

(8)
25% of the shares subject to this option vested on 4/27/2007 with 1/48th vesting monthly thereafter for fill vesting on 4/27/2010.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END

        The following table presents certain information concerning the exercise of options by each of the named executive officers during the fiscal year ended December 31, 2007.

Option Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Robert L. Howard-Anderson	—	—
Christopher B. Farrell(2)	—	—
David C. Mason	6,000	$57,840
Mark Runner	—	—
Russell J. Sharer	—	—

(1)
Value realized represents the fair market value of the underlying securities at the time of exercise less the exercise price of the options.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

        All of our employees, including our executive officers, are employed at will and do not have employment agreements with the exception of Robert L. Howard-Anderson, our president and chief executive officer who is a party to an employment agreement with Occam CA, which became effective as of February 14, 2002 when he joined Occam CA as senior vice president of product operations. In connection with his employment agreement, Mr. Howard-Anderson was granted an option to purchase 81,479 shares of our common stock at an exercise price of $3.60 per share. One-fourth of the shares subject to the option vested one year after the commencement of his employment and the remainder vested in equal installments each month thereafter so that the option became fully vested and exercisable during 2006. Under the terms of Mr. Howard-Anderson's employment agreement, if Mr. Howard-Anderson had been involuntarily terminated within twelve months following an acquisition of over 50% of our then-outstanding voting securities or a merger or consolidation in which we did not own more than 50% of the surviving entity, or through a sale or disposition of all or substantially all of our assets, vesting on any unvested portion of the option to purchase 81,479 shares of our common stock would have accelerated and vested to the extent of an additional 25% of the number of shares originally granted. Because the acceleration benefit applied only to Mr. Howard-Anderson's initial option grant, which is now fully vested, this provision has no further effect.

        On November 29, 2007, our compensation committee approved our entering into change of control agreements with each of our executive officers. Under the terms of the change of control agreements as approved by the compensation committee, in the event of an actual or constructive termination of an executive officer's employment within six months of a change of control transaction, the executive officer will become entitled to (i) severance payments equal to six months of the executive's base salary; (ii) accelerated vesting of 50% of the then-unvested portion of any equity incentives held by the executive; and (iii) reimbursement of up to six months of COBRA health care coverage payments.

        For additional information regarding all of our executive officers, see the section captioned "Change in Control Arrangements" under Compensation Discussion and Analysis which appears beginning on page 26.

        Pursuant to agreements between us and directors Robert Bylin and Thomas Pardun, each director received certain options to purchase our common stock. In the event of a merger, consolidation, sale of all assets or other change of control of our company, all such options held by these directors will accelerate and vest immediately prior to the closing of such change of control transaction.

Indemnification Agreements

        In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify each such director and officer against expenses (including attorneys' fees), judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as our director or officer (other than such liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us. We also provide director and officer liability insurance to our directors and officers at our expense.

        On April 26, 2007 and May 16, 2007, two putative class action complaints were filed in the United States District Court for the Central District of California against us, our chief executive officer, and our chief financial officer. A consolidated complaint was filed on November 16, 2007 naming our directors, chief executive officer, chief financial officer, PricewaterhouseCoopers LLP, Singer Lewak Greenbaum & Goldstein LLP, the lead underwriter in our 2006 follow-on offering and certain principal stockholders of our company as defendants. The complaint alleged that the defendants violated sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 10b-5 under the Exchange Act by reporting false or misleading revenue from April 29, 2004 through October 15, 2007. This consolidated action is in the preliminary stages. Under Delaware law, our bylaws, and indemnification agreements between us and our executive officers and directors, we may have an obligation to indemnify current and former officers and directors in relation to these matters. Such indemnification may have a material adverse effect on our business, results of operations, and financial condition to the extent insurance does not cover our costs. The insurance carriers that provide our directors' and officers' liability policies may seek to rescind or deny coverage with respect to pending investigations or actions in whole or in part or we may not have sufficient coverage under such policies, in which case our business, results of operations, and financial condition may be materially and adversely affected.

        In addition, we have been named as defendants in several class action lawsuits generally referred to as "IPO Allocation" claims relating to our initial public offering in June 2000. Certain of our former officers and directors and one of our current directors, Steven M. Krausz, have been named as co-defendants in these class action lawsuits, and we may be required to indemnify these persons in connection with the lawsuits and our director and officer liability insurance provider may be required to pay damages, awards or settlement amounts on behalf of such current and former directors and officers.

        Furthermore, in connection with a public offering of our common stock concluded in November 2006 and pursuant to the underwriting agreement dated November 1, 2006 among the Company and Thomas Weisel Partners LLC and other investment banking firms (as representatives of the several underwriters), we agreed to indemnify the underwriters and certain selling stockholders in the offering against any losses, claims, damages or liabilities which arose out of any untrue statement of a material fact or omission of a material fact contained in the registration statement on Form S-1 (File No. 333-134542) or certain other documents which we filed with the SEC relating to our public offering. Among the selling stockholders we agreed to indemnify were venture capital investment funds affiliated with U.S. Venture Partners and Norwest Venture Partners, each of whom was named as a co-defendant with Occam in a consolidated complaint filed on November 16, 2007 and alleging various violations of the federal securities laws. Both U.S. Venture Partners and Norwest Venture Partners have asserted their right to indemnification under the underwriting agreement, and we have agreed to reimburse their expenses incurred in connection with defending the litigation. As of December 31, 2007, we had not advanced any expenses to either fund, and we cannot predict at this time the aggregate amounts we may be required to pay under these indemnification obligations. Steven Krausz and Robert Abbott, who are affiliated with U.S. Venture Partners and Norwest Venture Partners, respectively, are members of our board of directors. In addition, Thomas Weisel Partners LLC was named as a co-defendant with Occam in the consolidated complaint filed on November 16, 2007 and it has asserted its right to indemnification under the underwriting agreement, and we have agreed to reimburse Thomas Weisel Partners LLC's expenses incurred in connection with defending the litigation.

RELATED PARTY TRANSACTIONS

Policy Regarding Related Person Transactions

        Our board of directors and audit committee have adopted a written policy requiring audit committee approval of transactions that may be deemed "related person transactions" under the rules of the SEC. Generally, a "related person transaction" is a transaction between Occam and a "related person" in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a "related person" is a director, officer, or greater than 5% beneficial owner of our stock and their immediate family members.

        We recognize that related person transactions can present potential or actual conflicts of interest or create the appearance of a conflict of interest. This written policy governs the review and approval process of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and a related person, has a direct or indirect material interest. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," he or she must report the proposed related person transaction to the full board. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. The audit committee will present material related party transactions to the full board for approval. Members of the board must recuse themselves from participating in any decision in which there exists a conflict of interest between their personal interests and the interests of Occam. As required, under rules issued by the SEC, transactions that are determined to be directly or indirectly material to us or a related person are or will be disclosed in our proxy statements.

        In fiscal 2007, there were no related-person transactions.

ANNUAL REPORT

        A copy of our Annual Report on Form 10-K for the 2007 fiscal year, as filed with the SEC, has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the 2008 Annual Meeting. The Annual Report on Form 10-K for the 2007 fiscal year is not incorporated into this proxy statement and is not considered proxy solicitation material.

OTHER MATTERS

        We do not know of any matters to be presented at the 2008 Annual Meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the judgment and discretion of the person or persons voting the proxies.

BY ORDER OF THE BOARD OF DIRECTORS OF OCCAM NETWORKS, INC.

Chris Farrell, chief financial officer and secretary
Santa Barbara, California

April 29, 2008

OCCAM NETWORKS, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, JUNE 18, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

OCCAM NETWORKS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2008 Annual Meeting of Stockholders to be held June 18, 2008, and the Proxy Statement and appoints Robert L. Howard-Anderson and Steven M. Krausz, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Occam Networks, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2008 Annual Meeting of Stockholders to be held at Wynn Las Vegas Hotel, 3131 Las Vegas Boulevard South, Las Vegas, NV 89109 on Wednesday, June 18, 2008, at 10:00 a.m., local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this Proxy will be voted in the manner set forth in the accompanying proxy statement.

1.                                       To re-elect the following directors to serve until the next annual meeting of stockholders, or in each case until their successors are duly elected and qualified.

	FOR	WITHHOLD AUTHORITY TO VOTE
Robert L. Howard-Anderson	☐	☐
Steven M. Krausz	☐	☐
Thomas E. Pardun	☐	☐
Robert B. Abbott	☐	☐
Robert E. Bylin	☐	☐
Albert J. Moyer	☐	☐
Brian H. Strom	☐	☐

2.                                       To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as our independent registered public accounting firm for the 2008 fiscal year.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.                                       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF Proposal Two.  This Proxy, when properly executed, will be voted as specified above.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF PROPOSAL TWO.  IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER

BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENT THEREOF.

Please print the name(s) appearing on each stock certificate(s) over which you have voting authority.  If there is more than one owner of a stock certificate, each owner should sign.  Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.

(Print Name(s) on Stock Certificate)

Dated:
(Authorized Signature)

Dated:
(Authorized Signature)

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TABLE OF CONTENTS
NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE 2008 ANNUAL MEETING AND VOTING
CORPORATE GOVERNANCE
BOARD AND BOARD COMMITTEES
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OWNERSHIP OF SECURITIES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END
EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS
RELATED PARTY TRANSACTIONS
ANNUAL REPORT
OTHER MATTERS